Articles of Incorporation
                                    of

                     Lexington Barron Technologies, Inc.
                     -----------------------------------
                          adopted August 18, 2000

                 A Corporation formed under the statutes of
                        The State of Colorado of the
                          United States of America.





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                                  ARTICLE I
                        CORPORATION NAME AND ADDRESS

SECTION 1. The corporation name shall be, "Lexington Barron
Technologies, Inc." and shall hereafter be referred to as the Corporation. Lexington Barron Technologies, Inc. shall be established in the State of Colorado of the United States of America.

SECTION 2. The principal business address of Lexington Barron
Technologies, Inc. shall be:

        Lexington Barron Technologies, Inc.
        2 N. Cascade Ave.
        Suite 1100
        Colorado Springs, CO 80903

                                 ARTICLE II
                PURPOSE OF LEXINGTON BARRON TECHNOLOGIES, INC.

SECTION 1. Lexington Barron Technologies, Inc. is formed to engaged in the following business endeavors:

     a. Technical report writing and market analysis for technology companies.
     b. Creation and maintenance of a web site that hosts technical market reports.

                               ARTICLE III
                              SHARES ISSUED

SECTION 1. The classes of shares that will be issued are Type A, Common Shares with full voting rights attached to each share and Type B, Preferred Shares without voting rights.
SECTION 2. The total number of Authorized shares are twenty five million (25,000,000) consisting of 20,000,000 Shares of Type A and 5,000,000 Shares of Type B.
SECTION 3. There will be no Par Value for each share or a Par Value of zero (0).

                              ARTICLE IV
                        INTIAL REGISTERED AGENT

SECTION 1. The initial Registered Agent shall be:

      a.   Eric Majors
           2 N. Cascade Ave.
           Suite 1100
           Colorado Springs, CO 80903

      b. The undersigned consents to the appointment as the initial Registered Agent.

      /s/ Eric Majors
      _____________________________________
      Signature of Eric Majors, Registered Agent

      c.   These Articles are to have the delayed effective date of
           _______________


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                                  ARTICLE V
                          INTIAL BOARD OF DIRECTORS


SECTION 1. There will be three directors serving on the Board of Directors of Lexington Barron Technologies, Inc..

SECTION 2. The name and addresses of the initial Board Members are:

Phillip W. Kilgore
18135 Spur Ranch Rd., Peyton, CO 80831

Jeffrey A. Neal
3110 Navigation Dr., Colorado Springs, CO 80920

David A. Goller
3115 Birnamwood Dr., Colorado Springs, CO 80920

                                ARTICLE VI
                             CORPORATE OFFICERS

SECTION 1. The office of the, Chief Executive Officer will be held by:

Phillip W. Kilgore
18135 Spur Ranch Rd., Peyton, CO 80831

SECTION 2: The office of the President will be held by:

Jeffrey A. Neal
3110 Navigation Dr., Colorado Springs, CO 80920

SECTION 3: The office of the Vice President will be held by:

David A. Goller
3115 Birnamwood Dr., Colorado Springs, CO 80920

                                ARTICLE VII
                               INCORPORATORS

SECTION 1. The names and addresses of the initial share holders and Incorporators are:

     a.    Phillip W. Kilgore
           18135 Spur Ranch Rd., Peyton, CO 80831

     b.    Jeffrey A. Neal
           3110 Navigation Dr., Colorado Springs, CO 80920


     c.    David A. Goller
           3115 Birnamwood Dr., Colorado Springs, CO 80920


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     d.    Ernesto Rojano Angel
           12549 McKenzie Ct., Broomfield, CO 80020

     c. The undersigned are acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

     /s/ Phillip W. Kilgore
     _____________________________
     Signature, Phillip W. Kilgore

     /s/ Jeffrey A. Neal
     _____________________________
     Signature, Jeffrey A. Neal

     /s/ David A. Goller
     _____________________________
     Signature, David A. Goller



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